Exhibit 99.1

1 North Brentwood Boulevard	Phone: 314.854.8000
15th Floor	Fax: 314.854.8003
St. Louis, Missouri 63105
www.Belden.com
News Release

Belden Reports Strong Results for Third Quarter 2021

St. Louis, Missouri – November 3, 2021 - Belden Inc. (NYSE: BDC), a leading global supplier of specialty networking solutions, today reported fiscal third quarter 2021 results for the period ended October 3, 2021.
Third Quarter 2021
Revenues for the quarter totaled $630.8 million, increasing $155.0 million, or 33%, compared to $475.8 million in the year-ago period. Net income was $41.3 million, compared to $20.6 million in the year-ago period. Net income as a percentage of revenue was 6.5% compared to 4.3% in the year-ago period. EPS totaled $0.91, compared to $0.46 in the third quarter 2020.
Adjusted revenues for the quarter totaled $631.3 million. Adjusted EBITDA was $100.7 million, increasing $35.4 million, or 54%, compared to $65.3 million in the year-ago period. Adjusted EBITDA margin was 16.0%, compared to 13.7% in the year-ago period. Adjusted EPS was $1.31, increasing 82% compared to $0.72 in the third quarter 2020. Adjusted results are non-GAAP measures, and a non-GAAP reconciliation table is provided as an appendix to this release.
Roel Vestjens, President and CEO of Belden Inc., said, “We delivered another outstanding quarter. Total revenues and EPS exceeded the high end of our guidance ranges, with revenues increasing 33% overall and 24% on an organic basis. Our teams are navigating the inflationary environment and the global supply chain challenges, yet driving solid growth, margin expansion, and cash flow. We took steps to further strengthen our balance sheet during the quarter, and net leverage of 2.8x is now back within our targeted range for the first time since the outbreak of the pandemic.”
Outlook
“I am encouraged by our order rates and continued solid execution. We are increasing our full year 2021 guidance to reflect better than expected performance in the third quarter and an improved outlook for the fourth quarter. We are executing several strategic growth initiatives, such as enhancing our solution selling capabilities and introducing innovative new products, and our strong results reflect the significant momentum we are gaining with customers. I am optimistic about our future and confident that the Company is well positioned to drive profitable growth and shareholder value,” said Mr. Vestjens.
On a GAAP basis, the Company expects fourth quarter 2021 revenues to be $614 - $629 million and EPS to be $0.77 - $0.87. For the full year ending December 31, 2021, the Company now expects revenues to be $2.383 - $2.398 billion, compared to prior guidance of $2.318 - $2.348 billion, and EPS to be $3.27 - $3.37, compared to prior guidance of $2.83 - $3.03.
The Company expects fourth quarter 2021 adjusted revenues to be $615 - $630 million and adjusted EPS to be $1.21 - $1.31. For the full year ending December 31, 2021, the Company now expects adjusted revenues to be $2.385 - $2.400 billion, compared to prior guidance of $2.320 - $2.350 billion, and adjusted EPS to be $4.67 - $4.77, compared to prior guidance of $4.37 - $4.57.
Earnings Conference Call
Management will host a conference call today at 8:30 am ET to discuss results of the quarter. The listen-only audio of the conference call will be broadcast live via the Internet at https://investor.belden.com. The dial-in number for participants is 800-367-2403, with confirmation code 6838798. A replay of this conference call will remain accessible in the investor relations section of the Company’s website for a limited time.

Net Income and Earnings per Share (EPS)
All references to net income and EPS within this earnings release refer to income from continuing operations and income from continuing operations per diluted share attributable to Belden stockholders, respectively.
Use of Non-GAAP Financial Information
Adjusted results are non-GAAP measures that reflect certain adjustments the Company makes to provide insight into operating results. GAAP to non-GAAP reconciliations accompany the condensed consolidated financial statements included in this release and have been published to the investor relations section of the Company’s website at https://investor.belden.com.

BELDEN INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended		Nine Months Ended
	October 3, 2021	September 27, 2020	October 3, 2021	September 27, 2020

	(In thousands, except per share data)
Revenues	$630,835	$475,839	$1,769,190	$1,364,176
Cost of sales	(407,559)	(308,247)	(1,143,035)	(876,143)
Gross profit	223,276	167,592	626,155	488,033
Selling, general and administrative expenses	(109,963)	(85,037)	(313,966)	(275,129)
Research and development expenses	(32,451)	(30,324)	(94,873)	(81,633)
Amortization of intangibles	(9,696)	(16,104)	(28,745)	(48,306)
Operating income	71,166	36,127	188,571	82,965
Interest expense, net	(16,251)	(15,607)	(46,640)	(43,188)
Loss on debt extinguishment	(5,715)	—	(5,715)	—
Non-operating pension benefit	992	680	3,121	2,079
Income from continuing operations before taxes	50,192	21,200	139,337	41,856
Income tax expense	(8,875)	(631)	(25,307)	(3,223)
Income from continuing operations	41,317	20,569	114,030	38,633
Loss from discontinued operations, net of tax	—	(6,231)	—	(103,395)
Gain on disposal of discontinued operations, net of tax	—	2,743	—	2,743
Net income (loss)	41,317	17,081	114,030	(62,019)
Less: Net income attributable to noncontrolling interest	53	85	336	79
Net income (loss) attributable to Belden stockholders	$41,264	$16,996	$113,694	$(62,098)

Weighted average number of common shares and equivalents:
Basic	44,851	44,567	44,762	44,834
Diluted	45,425	44,709	45,242	44,968

Basic income (loss) per share attributable to Belden stockholders:
Continuing operations	$0.92	$0.46	$2.54	$0.86
Discontinued operations	—	(0.14)	—	(2.31)
Disposal of discontinued operations	—	0.06	—	0.06
Net income (loss)	$0.92	$0.38	$2.54	$(1.39)

Diluted income (loss) per share attributable to Belden stockholders:
Continuing operations	$0.91	$0.46	$2.51	$0.86
Discontinued operations	—	(0.14)	—	(2.31)
Disposal of discontinued operations	—	0.06	—	0.06
Net income (loss)	$0.91	$0.38	$2.51	$(1.39)

Common stock dividends declared per share	$0.05	$0.05	$0.15	$0.15

BELDEN INC.
OPERATING SEGMENT INFORMATION
(Unaudited)

	Enterprise Solutions	Industrial Solutions	Total Segments

	(In thousands, except percentages)

For the three months ended October 3, 2021
Segment Revenues	$286,231	$345,107	$631,338
Segment EBITDA	40,156	59,582	99,738
Segment EBITDA margin	14.0%	17.3%	15.8%
Depreciation expense	5,270	6,000	11,270
Amortization of intangibles	4,427	5,269	9,696
Amortization of software development intangible assets	20	770	790
Severance, restructuring, and acquisition integration costs	3,381	947	4,328
Adjustments related to acquisitions and divestitures	(510)	2,974	2,464

For the three months ended September 27, 2020
Segment Revenues	$229,097	$246,742	$475,839
Segment EBITDA	26,250	38,391	64,641
Segment EBITDA margin	11.5%	15.6%	13.6%
Depreciation expense	5,005	5,450	10,455
Amortization of intangibles	5,408	10,696	16,104
Amortization of software development intangible assets	73	456	529
Severance, restructuring, and acquisition integration costs	1,337	20	1,357

For the nine months ended October 3, 2021
Segment Revenues	$780,114	$990,428	$1,770,542
Segment EBITDA	103,531	167,676	271,207
Segment EBITDA margin	13.3%	16.9%	15.3%
Depreciation expense	15,985	18,212	34,197
Amortization of intangibles	13,202	15,543	28,745
Amortization of software development intangible assets	72	2,014	2,086
Severance, restructuring, and acquisition integration costs	7,756	4,783	12,539
Adjustments related to acquisitions and divestitures	(6,828)	11,825	4,997

For the nine months ended September 27, 2020
Segment Revenues	$644,684	$719,492	$1,364,176
Segment EBITDA	73,193	100,367	173,560
Segment EBITDA margin	11.4%	13.9%	12.7%
Depreciation expense	15,208	15,861	31,069
Amortization of intangibles	16,266	32,040	48,306
Amortization of software development intangible assets	184	1,061	1,245
Severance, restructuring, and acquisition integration costs	6,310	3,138	9,448
Adjustments related to acquisitions and divestitures	125	—	125

BELDEN INC.
OPERATING SEGMENT RECONCILIATION TO CONSOLIDATED RESULTS
(Unaudited)

	Three Months Ended		Nine Months Ended
	October 3, 2021	September 27, 2020	October 3, 2021	September 27, 2020

	(In thousands)
Total Segment Revenues	$631,338	$475,839	$1,770,542	$1,364,176
Adjustments related to acquisitions	(503)	—	(1,352)	—
Consolidated Revenues	$630,835	$475,839	$1,769,190	$1,364,176

Total Segment EBITDA	$99,738	$64,641	$271,207	$173,560
Eliminations	(24)	(69)	(72)	(402)
Total non-operating pension benefit	992	680	3,121	2,079
Consolidated Adjusted EBITDA (1)	100,706	65,252	274,256	175,237
Interest expense, net	(16,251)	(15,607)	(46,640)	(43,188)
Depreciation expense	(11,270)	(10,455)	(34,197)	(31,069)
Amortization of intangibles	(9,696)	(16,104)	(28,745)	(48,306)
Severance, restructuring, and acquisition integration costs	(4,328)	(1,357)	(12,539)	(9,448)
Loss on debt extinguishment	(5,715)	—	(5,715)	—
Adjustments related to acquisitions and divestitures	(2,464)	—	(4,997)	(125)
Amortization of software development intangible assets	(790)	(529)	(2,086)	(1,245)
Income from continuing operations before taxes	$50,192	$21,200	$139,337	$41,856

(1)Consolidated Adjusted EBITDA is a non-GAAP measure. See Reconciliation of Non-GAAP Measures for additional information.

BELDEN INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

	October 3, 2021	December 31, 2020
	(Unaudited)
	(In thousands)
ASSETS
Current assets:
Cash and cash equivalents	$457,753	$501,994
Receivables, net	421,703	296,817
Inventories, net	312,088	247,298
Other current assets	48,890	52,289
Assets held for sale	27,559	—
Total current assets	1,267,993	1,098,398
Property, plant and equipment, less accumulated depreciation	334,407	368,620
Operating lease right-of-use assets	57,141	54,787
Goodwill	1,283,364	1,251,938
Intangible assets, less accumulated amortization	307,186	287,071
Deferred income taxes	29,057	29,536
Other long-lived assets	56,037	49,384
	$3,335,185	$3,139,734

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$321,253	$244,120
Accrued liabilities	301,174	276,641
Total current liabilities	622,427	520,761
Long-term debt	1,492,642	1,573,726
Postretirement benefits	144,526	160,400
Deferred income taxes	42,867	38,400
Long-term operating lease liabilities	47,054	46,398
Other long-term liabilities	39,898	42,998
Stockholders’ equity:
Common stock	503	503
Additional paid-in capital	830,368	823,605
Retained earnings	557,764	450,876
Accumulated other comprehensive loss	(131,265)	(191,851)
Treasury stock	(317,852)	(332,552)
Total Belden stockholders’ equity	939,518	750,581
Noncontrolling interests	6,253	6,470
Total stockholders’ equity	945,771	757,051
	$3,335,185	$3,139,734

BELDEN INC.
CONDENSED CONSOLIDATED CASH FLOW STATEMENTS
(Unaudited)

	Nine Months Ended
	October 3, 2021	September 27, 2020

	(In thousands)
Cash flows from operating activities:
Net income (loss)	$114,030	$(62,019)
Adjustments to reconcile net income (loss) to net cash from operating activities:
Depreciation and amortization	65,028	80,620
Share-based compensation	18,242	13,650
Asset impairment	9,283	113,007
Loss on debt extinguishment	5,715	—
Gain on disposal of business	—	(2,743)
Changes in operating assets and liabilities, net of the effects of currency exchange rate changes, acquired businesses and disposals:
Receivables	(128,997)	35,645
Inventories	(58,900)	(9,327)
Accounts payable	73,740	(69,579)
Accrued liabilities	17,796	(11,646)
Income taxes	5,159	(30,416)
Other assets	(1,794)	1,860
Other liabilities	(17,383)	(20,363)
Net cash provided by operating activities	101,919	38,689
Cash flows from investing activities:
Cash from (used for) business acquisitions, net of cash acquired	(73,749)	590
Capital expenditures	(55,569)	(56,809)
Purchase of intangible assets	(3,650)	—
Proceeds from disposal of tangible assets	3,249	3,090
Proceeds from disposal of businesses, net of cash sold	10,798	50,051
Net cash used for investing activities	(118,921)	(3,078)
Cash flows from financing activities:
Payments under borrowing arrangements	(360,304)	(190,000)
Debt issuance costs paid	(7,785)	—
Cash dividends paid	(6,740)	(6,800)
Payments under financing lease obligations	(3,116)	(154)
Withholding tax payments for share-based payment awards	(2,103)	(1,331)
Payments under share repurchase program	—	(35,000)
Payment of earnout consideration	—	(29,300)
Borrowings under credit arrangements	356,010	190,000
Net cash used for financing activities	(24,038)	(72,585)
Effect of foreign currency exchange rate changes on cash and cash equivalents	(3,201)	2,586
Decrease in cash and cash equivalents	(44,241)	(34,388)
Cash and cash equivalents, beginning of period	501,994	425,885
Cash and cash equivalents, end of period	$457,753	$391,497

For the period ended September 27, 2020, the Condensed Consolidated Cash Flow Statement includes the results of discontinued operations up to the disposal date, July 2, 2020.

BELDEN INC.
RECONCILIATION OF NON-GAAP MEASURES
(Unaudited)

In addition to reporting financial results in accordance with accounting principles generally accepted in the United States, we provide non-GAAP operating results adjusted for certain items, including: asset impairments; accelerated depreciation expense due to plant consolidation activities; purchase accounting effects related to acquisitions, such as the adjustment of acquired inventory and deferred revenue to fair value and transaction costs; severance, restructuring, and acquisition integration costs; gains (losses) recognized on the disposal of businesses and tangible assets; amortization of intangible assets; gains (losses) on debt extinguishment; certain revenues and gains (losses) from patent settlements; discontinued operations; and other costs. We adjust for the items listed above in all periods presented, unless the impact is clearly immaterial to our financial statements. When we calculate the tax effect of the adjustments, we include all current and deferred income tax expense commensurate with the adjusted measure of pre-tax profitability.
We utilize the adjusted results to review our ongoing operations without the effect of these adjustments and for comparison to budgeted operating results. We believe the adjusted results are useful to investors because they help them compare our results to previous periods and provide important insights into underlying trends in the business and how management oversees our business operations on a day-to-day basis. As an example, we adjust for the purchase accounting effect of recording deferred revenue at fair value in order to reflect the revenues that would have otherwise been recorded by acquired businesses had they remained as independent entities. We believe this presentation is useful in evaluating the underlying performance of acquired companies. Similarly, we adjust for other acquisition-related expenses, such as amortization of intangibles and other impacts of fair value adjustments because they generally are not related to the acquired business' core business performance. As an additional example, we exclude the costs of restructuring programs, which can occur from time to time for our current businesses and/or recently acquired businesses. We exclude the costs in calculating adjusted results to allow us and investors to evaluate the performance of the business based upon its expected ongoing operating structure. We believe the adjusted measures, accompanied by the disclosure of the costs of these programs, provides valuable insight.
Adjusted results should be considered only in conjunction with results reported according to accounting principles generally accepted in the United States.

	Three Months Ended		Nine Months Ended
	October 3, 2021	September 27, 2020	October 3, 2021	September 27, 2020

	(In thousands, except percentages and per share amounts)
GAAP revenues	$630,835	$475,839	$1,769,190	$1,364,176
Adjustments related to acquisitions	503	—	1,352	—
Adjusted revenues	$631,338	$475,839	$1,770,542	$1,364,176

GAAP gross profit	$223,276	$167,592	$626,155	$488,033
Adjustments related to acquisitions and divestitures	890	—	3,701	125
Severance, restructuring, and acquisition integration costs	2,943	85	4,306	222
Amortization of software development intangible assets	790	529	2,086	1,245
Adjusted gross profit	$227,899	$168,206	$636,248	$489,625

GAAP gross profit margin	35.4%	35.2%	35.4%	35.8%
Adjusted gross profit margin	36.1%	35.3%	35.9%	35.9%

GAAP selling, general and administrative expenses	$(109,963)	$(85,037)	$(313,966)	$(275,129)
Severance, restructuring, and acquisition integration costs	1,385	1,272	8,233	9,226
Adjustments related to acquisitions and divestitures	1,574	—	1,296	—
Adjusted selling, general and administrative expenses	$(107,004)	$(83,765)	$(304,437)	$(265,903)

GAAP and adjusted research and development expenses	$(32,451)	$(30,324)	$(94,873)	$(81,633)

GAAP income from continuing operations	$41,317	$20,569	$114,030	$38,633
Interest expense, net	16,251	15,607	46,640	43,188
Income tax expense	8,875	631	25,307	3,223
Loss on debt extinguishment	5,715	—	5,715	—
Total non-operating adjustments	30,841	16,238	77,662	46,411

Amortization of intangible assets	9,696	16,104	28,745	48,306
Severance, restructuring, and acquisition integration costs	4,328	1,357	12,539	9,448
Adjustments related to acquisitions and divestitures	2,464	—	4,997	125
Amortization of software development intangible assets	790	529	2,086	1,245
Total operating income adjustments	17,278	17,990	48,367	59,124
Depreciation expense	11,270	10,455	34,197	31,069

Adjusted EBITDA	$100,706	$65,252	$274,256	$175,237

GAAP income from continuing operations margin	6.5%	4.3%	6.4%	2.8%
Adjusted EBITDA margin	16.0%	13.7%	15.5%	12.8%

GAAP income from continuing operations	$41,317	$20,569	$114,030	$38,633
Less: Net income attributable to noncontrolling interest	53	85	336	79
GAAP net income from continuing operations attributable to Belden stockholders	$41,264	$20,484	$113,694	$38,554

GAAP income from continuing operations	$41,317	$20,569	$114,030	$38,633
Plus: Operating income adjustments from above	17,278	17,990	48,367	59,124
Plus: Loss on debt extinguishment	5,715	—	5,715	—
Less: Net income attributable to noncontrolling interest	53	85	336	79
Less: Tax effect of adjustments above	4,638	6,292	11,002	14,687
Adjusted net income from continuing operations attributable to Belden stockholders	$59,619	$32,182	$156,774	$82,991

GAAP income from continuing operations per diluted share attributable to Belden stockholders	$0.91	$0.46	$2.51	$0.86
Adjusted income from continuing operations per diluted share attributable to Belden stockholders	$1.31	$0.72	$3.47	$1.85

GAAP and adjusted diluted weighted average shares	45,425	44,709	45,242	44,968

BELDEN INC.
RECONCILIATION OF NON-GAAP MEASURES
(Unaudited)
We define free cash flow, which is a non-GAAP financial measure, as net cash from operating activities adjusted for capital expenditures net of the proceeds from the disposal of tangible assets. We believe free cash flow provides useful information to investors regarding our ability to generate cash from business operations that is available for acquisitions and other investments, service of debt principal, dividends and share repurchases. We use free cash flow, as defined, as one financial measure to monitor and evaluate performance and liquidity. Non-GAAP financial measures should be considered only in conjunction with financial measures reported according to accounting principles generally accepted in the United States. Our definition of free cash flow may differ from definitions used by other companies.

	Three Months Ended		Nine Months Ended
	October 3, 2021	September 27, 2020	October 3, 2021	September 27, 2020

	(In thousands)
GAAP net cash provided by operating activities	$74,982	$50,819	$101,919	$38,689
Capital expenditures, net of proceeds from the disposal of tangible assets	(24,703)	(15,075)	(52,320)	(53,719)
Non-GAAP free cash flow	$50,279	$35,744	$49,599	$(15,030)

BELDEN INC.
RECONCILIATION OF NON-GAAP MEASURES
2021 Guidance

	Year Ended	Three Months Ended
	December 31, 2021	December 31, 2021

	(In thousands)
GAAP revenues	$2.383 - $2.398 billion	$614 - $629 million
Adjustments related to acquisitions	$2 million	$1 million
Adjusted revenues	$2.385 - $2.400 billion	$615 - $630 million

GAAP income from continuing operations per diluted share attributable to Belden common stockholders	$3.27 - $3.37	$0.77 - $0.87
Amortization of intangible assets	0.73	0.18
Severance, restructuring, and acquisition integration costs	0.47	0.25
Loss from debt extinguishment	0.10	—
Adjustments related to acquisitions and divestitures	0.10	0.01
Adjusted income from continuing operations per diluted share attributable to Belden common stockholders	$4.67 - $4.77	$1.21 - $1.31

Our guidance for income from continuing operations per diluted share attributable to Belden common stockholders is based upon information currently available regarding events and conditions that will impact our future operating results. In particular, our results are subject to the factors listed under "Forward-Looking Statements" in this release. In addition, our actual results are likely to be impacted by other additional events for which information is not available, such as asset impairments, purchase accounting effects related to acquisitions, severance, restructuring, and acquisition integration costs, gains (losses) recognized on the disposal of tangible assets, gains (losses) on debt extinguishment, discontinued operations, and other gains (losses) related to events or conditions that are not yet known.

Forward-Looking Statements
This release and any statements made by us concerning the subject matter of this release may contain forward-looking statements, including our expectations for the fourth quarter and full-year 2021 and the results of our restructuring program. Forward-looking statements also include any statements regarding future financial performance (including revenues, expenses, earnings, margins, cash flows, dividends, capital expenditures and financial condition), plans and objectives, and related assumptions. In some cases these statements are identifiable through the use of words such as “anticipate,” “believe,” “estimate,” “forecast,” “guide,” “expect,” “intend,” “plan,” “project,” “target,” “can,” “could,” “may,” “should,” “will,” “would” and similar expressions. Forward-looking statements reflect management’s current beliefs and expectations and are not guarantees of future performance. Actual results may differ materially from those suggested by any forward-looking statements for a number of reasons, including, without limitation: the lack of certainty as to the duration and magnitude of the impact of COVID-19 and the economic recovery from that impact; the impact of a challenging global economy or a downturn in served markets; disruptions in the Company’s information systems including due to cyber-attacks leading to exposures of personally identifiable information; changes in tax laws and variability in the Company’s quarterly and annual effective tax rates; the cost and availability of raw materials including copper, plastic compounds, electronic components, and other materials, particularly given the recent increase in inflation and the financial impact if we are not able to pass through cost increases to customers; the impact of the recent disruptions in the global supply chain, including the inability to obtain components in sufficient quantities on commercially reasonable terms; the competitiveness of the global markets in which we operate; difficulty in forecasting revenue due to the unpredictable timing of orders related to customer projects as well as the impacts of channel inventory; the presence of substitute products in the marketplace; the increased prevalence of cloud computing; the inability of the Company to develop and introduce new products and competitive responses to our products; the increased influence of chief information officers on purchasing decisions; the inability to execute and realize the expected benefits from strategic initiatives (including revenue growth, cost control, and productivity improvement programs); the inability to achieve our strategic priorities in emerging markets; the inability to successfully complete and integrate acquisitions in furtherance of the Company’s strategic plan; foreign and domestic political, economic and other uncertainties, including changes in currency exchange rates; the impact of changes in global tariffs and trade agreements; volatility in credit and foreign exchange markets; the presence of activists proposing certain actions by the Company; perceived or actual product failures; risks related to the use of open source software; disruption of, or changes in, the Company’s key distribution channels; the inability to retain key employees; assertions that the Company violates the intellectual property of others and the ownership of intellectual property by competitors and others that prevents the use of that intellectual property by the Company; the impact of regulatory requirements and other legal compliance issues; the impairment of goodwill and other intangible assets and the resulting impact on financial performance; disruptions and increased costs attendant to collective bargaining groups and other labor matters; and other factors.
For a more complete discussion of risk factors, please see our Quarterly Report on Form 10-Q for the period ended July 4, 2021, filed with the SEC on August 9, 2021. Although the content of this release represents our best judgment as of the date of this report based on information currently available and reasonable assumptions, we give no assurances that the expectations will prove to be accurate. Deviations from the expectations may be material. For these reasons, Belden cautions readers to not place undue reliance on these forward-looking statements, which speak only as of the date made. Belden disclaims any duty to update any forward-looking statements as a result of new information, future developments, or otherwise, except as required by law.
About Belden
Belden Inc. delivers a comprehensive product portfolio designed to meet the mission-critical network infrastructure needs of industrial and enterprise markets. With innovative solutions targeted at reliable and secure transmission of rapidly growing amounts of audio, video and data needed for today's applications, Belden is at the center of the global transformation to a connected world. Founded in 1902, the company is headquartered in St. Louis and has manufacturing capabilities in North America, Europe, Asia, and Africa. For more information, visit us at www.belden.com or follow us on Twitter @BeldenInc.
Contact:
Belden Investor Relations
314-854-8054
Investor.Relations@Belden.com